Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL

INFORMATION RELATING TO THE MERGER WITH STATE BANK

On January 1, 2019, Cadence Bancorporation, a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) with State Bank Financial Corporation, a Georgia corporation (“State Bank”), pursuant to the Agreement and Plan of Merger, dated as of May 11, 2018, by and between the Company and State Bank. At the effective time of the Merger (the “Effective Time”), State Bank merged with and into the Company, with the Company surviving the Merger. Immediately following the Merger, State Bank’s wholly owned bank subsidiary, State Bank and Trust Company, merged with and into the Company’s wholly owned bank subsidiary, Cadence Bank, N.A. (“Cadence Bank”) (the “Bank Merger”), with Cadence Bank surviving the Bank Merger.

The tables below set forth the condensed consolidated financial information for each of the Company and State Bank as well as unaudited pro forma combined condensed consolidated financial information for the Company and State Bank reflecting the Merger, (the “unaudited pro forma financial information”) for the year ended December 31, 2017 and as of and for the nine months ended September 30, 2018. Except as otherwise noted in the footnotes to the table, (i) the financial information included under the “Cadence Historical” column is derived from the unaudited interim financial statements of the Company as of and for the nine months ended September 30, 2018 and the audited financial statements for the year ended December 31, 2017, and (ii) the financial information under the “State Bank Historical” column is derived from State Bank’s unaudited interim financial statements for the nine months ended September 30, 2018 and State Bank’s audited financial statements for the year ended December 31, 2017. The unaudited interim financial statements for the Company are included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and the audited financial statements for the Company are included in its Annual Report on Form 10-K for the year ended December 31, 2017. The unaudited interim financial statements and the audited financial statements for State Bank are included as Exhibits 99.2 and 99.1, respectively, to the Current Report on Form 8-K/A on which this Exhibit 99.3 is filed.

The unaudited pro forma financial information has been prepared using the acquisition method of accounting, adjusted from our unaudited interim financial statements as of and for the nine months ended September 30, 2018 and our audited financial statements for the year ended December 31, 2017 to give effect to the Merger and the estimated acquisition accounting adjustments resulting from the Merger. The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2018 in the table below is presented as if the Merger occurred on September 30, 2018, and the unaudited pro forma combined condensed consolidated statements of income for the nine months ended September 30, 2018 and the year ended December 31, 2017 are presented as if the Merger occurred on January 1, 2017. You should read such information in conjunction with the Company’s and State Bank’s consolidated financial statements for the nine months ended September 30, 2018 and the year ended December 31, 2017 and related notes, as well as the accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

The pro forma adjustments reflected in the table are subject to change as additional information becomes available and additional analyses are performed. The actual adjustments may be materially different from those reflected in the unaudited pro forma adjustments presented herein. Assumptions and estimates underlying the adjustments to the unaudited pro forma financial information are described in the accompanying notes. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Merger.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined as of the dates indicated and at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company, which could differ materially from those shown in this information. The unaudited pro forma financial information does not reflect the benefits of expected synergies or other factors that may result as a consequence of the Merger.

(UNAUDITED) CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018
(In thousands, except share data)	Cadence Historical	State Bank Historical	Pro Forma Adjustments	Reference	Pro Forma Combined
Assets
Cash and cash equivalents	$398,873	$207,927	$(95,489)	A, H	$511,311
Securities available-for-sale	1,200,464	772,369			1,972,833
Securities held-to-maturity	—	13,000	35	B	13,035
Loans held for sale	46,787	30,676	1,484	C	78,947
Loans	9,443,819	3,637,334	24,442	C	13,105,595
Less: allowance for credit losses	(86,151)	(34,789)	34,789	D	(86,151)

Net loans	9,357,668	3,602,545			13,019,444
Premises and equipment, net	61,436	56,007	10,515	E	127,958
Goodwill	307,083	84,564	53,621	F	445,268
Other intangible assets, net	7,915	9,074	72,571	G	89,560
Other assets	379,611	147,915	(33,316)	J	494,210

Total Assets	$11,759,837	$4,924,077			$16,752,566

Liabilities and Shareholders’ Equity
Liabilities:
Noninterest-bearing deposits	$2,094,856	$1,151,511			$3,246,367
Interest-bearing deposits	7,463,420	3,035,403	(96,743)	H	10,402,080

Total deposits	9,558,276	4,186,914			13,648,447
Borrowings	662,658	33,621			696,279
Other liabilities	124,077	39,365	17,662	I	181,104

Total liabilities	10,345,011	4,259,900			14,525,830

Shareholders’ equity	1,414,826	664,177	147,733	K, L	2,226,736

Total Liabilities and Shareholders’ Equity	$11,759,837	$4,924,077			$16,752,566

Total shares of Class A common stock outstanding	83,625,000	38,800,431	10,462,441	M	132,887,872

(UNAUDITED) CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30, 2018
(In thousands, except share and per share data)	Cadence Historical	State Bank Historical	Pro Forma Adjustments	Reference	Pro Forma Combined
Interest Income
Interest and fees on loans	$337,588	$171,108	$(11,212)	N	$497,484
Interest and dividends on securities	31,221	19,765	3,911	N	54,897

Total interest income	368,809	190,873			552,381
Interest Expense
Interest on deposits	66,468	20,797	160	O	87,425
Interest on borrowed funds	17,746	505			18,251

Total interest expense	84,214	21,302			105,676

Net interest income	284,595	169,571			446,705
Provision for credit losses	4,278	7,810			12,088

Net interest income after provision for credit losses	280,317	161,761			434,617
Noninterest Income	73,631	31,116			104,747
Noninterest Expense	185,605	125,569	(4,196)	P, Q	306,978

Income before income taxes	168,343	67,308			232,386
Income tax expense	34,408	13,221	(751)	R	46,878

Net income	$133,935	$54,087			$185,508

Weighted-average common shares outstanding (Basic)	83,625,000	38,088,378	11,174,494	S	132,887,872
Weighted-average common shares outstanding (Diluted)	84,709,240	38,110,938	11,151,934	S	133,972,112
Earnings per common share (Basic)	$1.60	$1.38			$1.40

Earnings per common share (Diluted)	$1.58	$1.38			$1.38

	Year Ended December 31, 2017
(In thousands, except share and per share data)	Cadence Historical	State Bank Historical	Pro Forma Adjustments	Reference	Pro Forma Combined
Interest Income
Interest and fees on loans	$359,308	$185,354	$(18,781)	N	$525,881
Interest and dividends on securities	37,559	23,024	5,973	N	66,556

Total interest income	396,867	208,378			592,437
Interest Expense
Interest on deposits	49,699	15,059	319	O	65,077
Interest on borrowed funds	20,952	533			21,485

Total interest expense	70,651	15,592			86,562

Net interest income	326,216	192,786			505,875
Provision for credit losses	9,735	6,110			15,845

Net interest income after provision for credit losses	316,481	186,676			490,030
Noninterest Income	99,874	39,757			139,631
Noninterest Expense	233,356	138,817	12,867	P	385,040

Income before income taxes	182,999	87,616			244,621
Income tax expense	80,646	41,042	(9,618)	R	112,070

Net income	$102,353	$46,574			$132,551

Weighted-average common shares outstanding (Basic)	81,072,945	37,923,320	11,339,552	S	130,335,817
Weighted-average common shares outstanding (Diluted)	81,605,015	37,994,657	11,268,215	S	130,867,887
Earnings per common share (Basic)	$1.26	$1.20			$1.02

Earnings per common share (Diluted)	$1.25	$1.19			$1.01

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

Note 1—Basis of Presentation

The unaudited pro forma financial information and explanatory notes have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with the Company treated as the acquirer. The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of State Bank, as of January 1, 2019, the effective time of the Merger (the “Effective Time”), will be recorded by the Company at their respective fair values and the excess of the Merger Consideration (as defined below) over the fair value of State Bank’s net assets will be allocated to goodwill.

The preliminary purchase price allocation reflected in the unaudited pro forma financial information is based on the merger consideration of 1.271 shares of our Class A common stock issued per share of State Bank common stock (the “Merger Consideration”) and 29.9 thousand shares of our Class A common stock issuable in connection with the exercise of outstanding State Bank warrants, valuing the transaction at approximately $827 million based on the closing share price of our Class A common stock on the NYSE of $16.78 on December 31, 2018.

The preliminary purchase price allocation reflected in the unaudited pro forma financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded. Adjustments may include, but not be limited to, changes in (i) State Bank’s balance sheet through the Effective Time; (ii) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

Note 2—Preliminary Purchase Price Allocation

The pro forma adjustments include the estimated purchase accounting entries to record the Merger transaction. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma condensed combined financial information are based upon available information and certain assumptions considered reasonable and may be revised as additional information becomes available. Core deposit intangible assets of $81.6 million are included in the pro forma adjustments separate from goodwill and amortized using the sum-of-the-years-digits method over ten years. Goodwill totaling $138.2 million is included in the pro forma adjustments and is not subject to amortization.

The preliminary purchase price allocation is as follows:

(In thousands, except share and per share amounts)
Pro Forma Purchase Price
State Bank common shares currently outstanding	38,735,641
Pro forma exercise of outstanding warrants	23,503

Estimated State Bank common shares outstanding	38,759,144
Exchange ratio	1.271

Total number of shares of Company stock issued	49,262,872
Company share price	$16.78

Equity portion of purchase price		$826,631
State Bank Net Assets at Fair Value
Assets acquired
Cash and cash equivalents		112,438
Investment securities		785,404
Loans		3,693,936
Core deposit intangibles		81,645
Other assets		181,121

Total assets acquired		4,854,544
Liabilities assumed
Deposits		4,090,171
Borrowings		33,621
Other liabilities		42,306

Total liabilities assumed		4,166,098

Net assets acquired		688,446

Preliminary pro forma goodwill		$138,185

Note 3—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the pro forma condensed combined financial information. All taxable adjustments were calculated using a 23.0% tax rate to arrive at the deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustments to cash and cash equivalents to reflect estimated cash of $236 thousand in proceeds from exercise of stock warrants.

B.	Adjustment to securities classified as held-to-maturity to reflect estimated fair value of acquired investment securities.

C.	Adjustment to loans, net of unearned income to reflect estimated fair value adjustments, which include lifetime credit loss expectations, current interest rates and liquidity, to acquired loans.

D.

Elimination of State Bank’s existing allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.

E.	Adjustment to premises and equipment to reflect estimated fair value of acquired premises and equipment.

F.	Adjustments to goodwill to eliminate State Bank goodwill of $84.6 million at Effective Time and record the Company’s estimated goodwill associated with the Merger of $138.2 million.

G.

Adjustments to other intangible assets to eliminate State Bank net intangible assets of $9.1 million and record the Company’s estimated core deposit intangible assets of $81.6 million, which are estimated to be approximately 2.0% of total deposits.

H.	Adjustment to interest-bearing deposits to reflect estimated fair value of acquired interest-bearing deposits and eliminate intercompany cash of $95.7 million.

I.	Adjustment to accrued expenses and other liabilities to reflect the effects of the acquisition accounting adjustments and contractually obligated transactions costs.

J.	Adjustment to deferred taxes to reflect the effects of the acquisition accounting adjustments.

K.	Adjustments to eliminate State Bank’s equity and record the issuance of the Company’s Class A common stock to State Bank common shareholders.

L.	Adjustment to the Company’s equity for $0.6 million in costs related to the issuance of the Company’s Class A common stock and after-tax contractually obligated transaction costs of $14.7 million.

M.

Adjustments to common shares outstanding to eliminate 38,800,431 shares of State Bank common stock outstanding as of September 30, 2018 and record 49,262,872 shares of the Company’s Class A common stock issued in the Merger calculated using the exchange ratio of 1.271 shares of the Company’s Class A common stock per share of State Bank common stock. (See Note 2—Preliminary Purchase Price Allocation.)

N.

Net adjustments to interest income of $(7.3) million and $(12.8) million for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, to eliminate State Bank amortization of premiums and accretion of discounts on previously acquired loans and securities and record the Company’s estimated amortization of premiums and accretion of discounts on acquired loans and securities.

O.

Net adjustments to interest expense of $160 thousand and $319 thousand for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, to eliminate State Bank amortization of premiums and accretion of discounts on previously acquired deposits and record the Company’s estimated amortization of premiums and accretion of discounts on acquired deposits.

P.

Net adjustments to noninterest expense of $8.7 million and $12.9 million for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, to eliminate State Bank amortization expense on other intangible assets and record the Company’s estimated amortization of acquired other intangible assets.

Q.	Adjustment to reverse $12.9 million of noninterest expenses related to the Merger for the nine months ended September 30, 2018. (See Note 4—Merger- and Integration-Related Costs.)

R.

Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated blended federal and state tax rate of 23.0% and 37.0% for the nine months ended September 30, 2018 and year ended December 31, 2017, respectively.

S.

Adjustments to weighted-average shares of the Company’s Class A common stock outstanding to eliminate shares of State Bank common stock outstanding and record shares of the Company’s Class A common stock issued in the Merger, calculated using the exchange ratio of 1.271 shares of the Company’s Class A common stock per each share of State Bank common stock.

Note 4—Merger- and Integration-Related Costs

Merger- and integration-related costs are not included in the pro forma condensed combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the Merger and are not indicative of what the historical results of the combined company would have been had the companies been combined during the periods presented.